EXHIBIT 10.3

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is dated effective as of March 28th, 2014, by and between North American Oil & Gas Corp., a Nevada corporation (the “Corporation”) and Oel und Erdgazforshung AG, a Nevis Corporation (the “Investor”).

RECITAL

The Investor desires to purchase from the Corporation, and the Corporation desires to sell to the Investor, common stock of the Corporation (“Common Stock”) on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows;

1. Issuance of Securities, Payment and Delivery.

a. Sale of Securities, Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase and the Corporation agrees to sell and issue to the Investor Six-hundred Ninety-four thousand four hundred forty-four (694,444) shares of the Common Stock. Subject to the terms and conditions of this Agreement, the Corporation, at the Closing, agrees to issue Fifty Thousand (50,000) warrants (in the form attached hereto as Exhibit A, the “Warrants”) with a per share exercise price equal to Eighteen Cents (US $0.18). The Warrants shall expire on March 28, 2017.

b. Purchase. The Investor agrees to purchase on March 28, 2014 (“Closing”) the Shares at the Per Share Price per share for an aggregate purchase of One Hundred Thousand U.S. Dollars (US $100,000).

c. Payment and Delivery. The Investor shall purchase the Shares by making payment of One Hundred Thousand U.S. Dollars (US $100,000) to the Corporation in cash, by cashier’s check or wire transfer of funds, in immediately available U.S. Dollars funds at the Closing.

2. Deliveries at Closing. At the Closing or thereafter as indicated:

a. The Corporation and the Investor will at the Closing deliver an executed counterpart of this Stock Purchase Agreement;

b. The Investor will provide the Corporation at the Closing with payment in immediately available funds of the aggregate amount of the Purchase Price;

c. The Corporation instruct its stock transfer agent to issue a share certificate evidencing the Shares in the name of the Investor;

d. The Corporation will deliver an officer's certificate providing that its representations and warranties contained in this Agreement are true and correct as of the Closing;

e. The Corporation will deliver the Warrants; and

f. The Investor will deliver a certificate providing that its representations and warranties contained in this Agreement are true and correct as of the Closing.

3. Corporation's Representations and Warranties. The Corporation hereby represents and warrants to the Investor that as of the Closing:

a. Corporate Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Corporation has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated under this Agreement.

b. Authorization. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation and the performance of all of the Corporation's obligations hereunder has been taken. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

c. No Breach. The issue and sale of the Shares by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms of the Corporation’s incorporating documents or any agreement or instrument to which the Corporation is a party. The consummation of the transactions or performance of the obligations contemplated by this Agreement will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, or other agreement or instrument to which the Corporation or any of its subsidiaries is or are a party or by which any of them is or are bound.

d. Pending or Threatened Claims. Neither the Corporation nor any of its subsidiaries is a party to any action, suit or proceeding which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened.

e. No Preemptive Rights. There are no preemptive rights of any shareholder of the Corporation with respect to the Shares.

4. Investor Representations and Warranties. The Investor represents and warrants to the Corporation that:

a. Account. The Investor is acquiring the Shares for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any of the Shares. The Investor understands that the Shares have not been registered under the Securities Act of 1933. as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

b. Access to Data. The Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information which the Investor has deemed necessary or appropriate for deciding whether or not to purchase the Securities, and has had an opportunity to receive, review and understand the disclosures and information regarding the Corporation's financial statements, capitalization and other business information as set forth in Corporation's filings with the Securities and Exchange Commission (the “SEC Filings”) which are all incorporated herein by reference, together with all exhibits referenced therein. Investor understands that any information obtained from the Corporation that has not been disclosed in the Corporation's SEC Filings is confidential and may not be disclosed to any third party or used by the Investor for purposes of trading in the Corporation's publicly traded stock until such information is publicly released by the Corporation. The Investor acknowledges that no other representations or warranties, oral or written, have been made by the Corporation or any agent thereof except as set forth in this Agreement.

c. No Fairness Determination. The Investor is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Shares.

d. Limited Public Market. The Investor is aware that there is currently a very limited “over-the-counter” public market for the Corporation's registered securities and that the Corporation (or its predecessor company) became a “reporting issuer” under the Securities Exchange Act of 1934, as amended, on March 17, 2011 and underwent a substantial transformation on or about November 16, 2012, which is detailed in the form 8-K filed with the Securities Exchange Commission on November 30, 2012. There is no guarantee that a more established public market will develop at any time in the future. The Investor understands that the Shares are all unregistered and may not presently be sold in even this limited public market. The Investor understands that the Shares cannot be readily sold or liquidated in case of an emergency or other financial need. The Investor has sufficient liquid assets available so that the purchase and holding of the Shares will not cause it undue financial difficulties.

e. Authority. If Investor is a corporation, partnership, trust or estate: (i) the individual executing and delivering this Agreement on behalf of the Investor has been duly authorized and is duly qualified to execute and deliver this Agreement on behalf of Investor in connection with the purchase of the Shares and (ii) the signature of such individual is binding upon Investor.

f. Investment Experience. The Investor is an “accredited investor” as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term “Accredited Investor” under Regulation D refers to:

(i) Any bank as defined in section 3(a)(2) of the Securities Exchange Act of 1934 (“Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Act; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(v) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(A) Except as provided in subsection B of this section, for purposes of calculating net worth under this subsection (f)(v):

(I) The person's primary residence shall not be included as an asset;

(II) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(III) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(B) Subsection (f)(v)(A) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(I) Such right was held by the person on July 20, 2010;

(II) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(III) The person held securities of the same issuer, other than such right, on July 20, 2010.

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii) of the Code of Federal Regulations; and

(viii) Any entity in which all of the equity owners are accredited investors.

5. Lock-Up. The Investor acknowledges and agrees that the Shares shall be subject to certain restrictions on transfer following a registered public offering of the Corporation's securities. In connection with any registration of the Corporation's securities, the Investor agrees, upon the request of the Corporation and/or the underwriters managing such offering of the Corporation's securities, if applicable, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Corporation and, if applicable, such underwriters, as the case may be, for such period of time, not to exceed fourteen (14) days before and one hundred eighty (180) days, after the effective date of such registration as the Corporation or the underwriters may specify; provided, however, that all executive officers, directors and shareholders holding more than 1 % of the fully diluted capital stock of the Corporation enter into similar agreements. The Corporation and underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Corporation and such underwriter. The Corporation may also impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said one hundred eighty (180) day period.

6. Restrictive Legends. Each certificate evidencing the Shares which the Investor may acquire hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be imprinted with one or more legends substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE CORPORATION, IF THE CORPORATION SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

The Corporation shall be entitled to enter stop transfer notices on its transfer books with respect to the Securities.

7. Miscellaneous.

a. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or if emailed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be deemed to have been given when personally delivered or when deposited in the mail or telecopied in the manner set forth above and will be deemed to have been received when delivered.

(1) If to the Investor:

Oel und Erdgazforshung AG
Main Street, P.O. Box 556
Charlestown, Nevis

(2) If to the Corporation

North American Oil and Gas Corp.
Attn: President
56 E. Main Street, Suite 202
Ventura, California 93001

b. Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

c. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

d. Applicable Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile or .pdf format.

f. Title and Subtitles. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

g. Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

h. Waiver. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Corporation and the Investor. No waiver by any party hereto of any breach of this Agreement by any other party shall operate or be construed as a waiver of any other or subsequent breach. No waiver by any party hereto of any breach of this Agreement by any other party hereto shall be effective unless it is in writing and signed by the party claimed to have waived such breach.

i. Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by the Corporation to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach.

j. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith to achieve the closest comparable terms as is possible. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

k. Venue. Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of Ventura, State of California.

l. Entire Agreement. This Agreement and other documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements regarding the subject matter hereof existing between the parties hereto are expressly canceled.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

NORTH AMERICAN OIL & GAS CORP.	OEL UND ERDGAZFORSHUNG AG

By: ________________________ Name: Title	By: __________________________ Name: Title:

EXHIBIT A

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE BEEN AND SECURITIES ISSUABLE UPON EXERCISE HEREOF WILL BE ACQUIRED FOR INVESTMENT; NEITHER THE SECURITIES REPRESENTED HEREBY NOR SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). WITHOUT SUCH REGISTRATION, NEITHER THE SECURITIES REPRESENTED HEREBY NOR SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

WARRANT

Evidencing warrants to purchase Common Stock of North American Oil & Gas Corp.

No. 2014- 4 50,000 Warrants (subject to adjustment)

FOR VALUE RECEIVED, NORTH AMERICAN OIL AND GAS CORP. (the "Company"), CERTIFIES that Oel und Erdgazforshung AG, a Nevis Corporation and/or its successors and assigns (the "Holder") is the registered owner of the number of warrants set forth above and evidenced hereby. Each warrant evidenced hereby and evidenced by this Warrant Certificate (a "Warrant") entitles the owner thereof to purchase from the Company at a price of $0.18 the “Exercise Price”), at any time after the date hereof and prior to 5:00 p.m. (Pacific Standard Time) on March 28, 2017 (the “Termination Date”), one fully paid and non-assessable share of Common Stock of the Company, as such stock is constituted on the date of this Warrant Certificate (herein called the "Date of Issue"), subject to adjustment from time to time pursuant to the provisions of paragraph 2 and subject to the conditions set forth in this Warrant Certificate. If this Warrant is not exercised prior to the Termination Date, it shall automatically expire and be null and void. The Common Stock as of the Date of Issue, and any other class of capital stock of the Company issued by the Company in addition thereto or in substitution therefor are referred to herein as the "Common Stock." The shares of Common Stock of the Company that will be issued on exercise of the Warrants are sometimes referred to as the "Warrant Shares."

1. Exercise of Warrants. (a) The Warrants evidenced hereby may be exercised by the Holder in whole or from time to time in part, by the surrender to the Company of this Warrant Certificate, duly executed, at the office of the Company located at 56 E. Main Street, Suite 202, Ventura, California 93001, and upon payment to the Company of the purchase price of the Warrant Shares purchased. Payment shall be made by check or wire transfer. The Company agrees that the Warrant Shares so purchased shall be deemed to be issued to the Holder on the date on which this Warrant Certificate shall have been surrendered and payment made for the Warrant Shares; provided, however, that surrender on any date when the stock transfer books of the Company shall be closed shall instead be effective to constitute the person entitled to receive the Warrant Shares as the record holder thereof for all purposes immediately after the opening of business on the next succeeding day on which the stock transfer books are open. The certificates for the Warrant Shares and a new Warrant Certificate in the form of this Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall be delivered to the Holder within 30 days after Warrants evidenced hereby shall have been exercised.

(b) No fractional shares of capital stock of the Company, or script for any such fractional shares, shall be issued upon the exercise of any Warrants. Instead, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the price of Common Stock determined by the Board of Directors in good faith.

2. Adjustment. The number and kind of shares of capital stock of the Company which may be purchased by the exercise of one Warrant shall be subject to adjustment as follows:

(a) In case the Company after the Date of Issue shall:

(i) subdivide its outstanding shares of Common Stock into a greater number of shares;

(ii) combine its outstanding shares of Common Stock into a smaller number of shares; or

(iii) issue any shares of capital stock of the Company by reclassification of its shares of Common Stock,

then the Holders shall be entitled to purchase by exercise of one Warrant the number and kind of shares of Common Stock which the Holders would have owned or have been entitled to receive had one Warrant been exercised immediately prior to the effective date. Such adjustment shall be made successively whenever any of the events listed above shall occur and shall become effective retroactively immediately after the effective date.

(b) In case the Company after the Date of Issue shall distribute to all holders of Common Stock evidences of the Company's indebtedness or assets (excluding cash dividends or cash distributions payable out of earnings or earned surplus) or options, warrants or rights or convertible or exchangeable securities containing the right to subscribe or purchase shares of Common Stock, then in each such case the number of shares of Common Stock the Holders shall be entitled to purchase by exercise of one Warrant shall be adjusted to be the product of the number of shares of Common Stock the Holders shall be entitled to purchase by exercise of one Warrant immediately prior thereto multiplied by a fraction, of which the numerator shall be the current market price per share of Common Stock on the record date for determination of shareholders of the Company entitled to receive such distribution, and of which the denominator shall be such current market price per share of Common Stock, less the fair market value (as reasonably determined by the Board of Directors of the Company, whose determination shall be described in a statement given to the Holders) of the portion of the assets or evidences of indebtedness or options, warrants or rights or convertible or exchangeable securities containing the right to subscribe for or purchase shares so distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of holders of Common Stock entitled to receive such distribution.

(c) No adjustment in the number of shares of Common Stock the Holders shall be entitled to purchase by exercise of one Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock; provided, however, that any adjustments which by reason of this subparagraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All computations made pursuant to the provisions of this paragraph 2 shall be made to the nearest cent or to the share, as the case may be.

(d) Whenever the number of shares of Common Stock the Holders shall be entitled to purchase by exercise of one Warrant shall be adjusted pursuant to the provisions hereof, the Company shall deliver within 7 days to the Holders an officers' certificate describing in reasonable detail the adjustment and the method of calculation used. Each such officers' certificate shall be signed by the president of the Company and by the secretary or assistant secretary of the Company.

(e) For the purposes of any computation under this subparagraph 2(e), the current market price per share of Common Stock on any day shall be the applicable closing price on any such date.

(f) If at any time, as a result of an adjustment made pursuant to the provisions of this paragraph 2, the Holders shall be entitled to purchase by exercise of one Warrant any shares of capital stock other than shares of Common Stock, thereafter the provisions of this paragraph 2 with respect to Common Stock shall apply on like terms to any such other shares and the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock.

3. Consolidation, Merger or Sale of Assets. In case of any consolidation or merger of the Company with another corporation after the Date of Issue, or the sale, lease or transfer of all or substantially all the Company's assets to another corporation after the Date of Issue, then, the Company shall, as a condition for such consolidation, merger, sale, lease or transfer to occur, make lawful and adequate provision so that the Holders shall thereafter, by exercise of one Warrant, have the right to purchase and receive upon the basis and upon the terms and conditions specified herein the shares of stock, securities or other assets as may be issuable or payable with respect to or in exchange for the number of shares of capital stock the Holders shall be entitled to purchase by exercise of one Warrant immediately prior to such consolidation, merger, sale, lease or transfer. The provisions of this Warrant Certificate, including, without limitation, the provisions for adjustment, shall thereafter be applicable, as nearly equivalent as practicable, in relation to such shares of stock, securities or other assets thereafter deliverable upon the exercise of the Warrants. This paragraph 3 shall apply to successive consolidations, mergers, sales, leases or transfers.

4. Notice of Certain Corporate Action. If at any time prior to the expiration of the Warrants:

(a) the Company shall declare any dividend or distribution on the Common Stock; or

(b) the Company shall authorize the issuance of any options, warrants or rights to all holders of Common Stock entitling them to subscribe for or purchase any shares of any class of stock of the Company or to receive any other rights; or

(c) there shall occur any reclassification of the Common Stock or the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or a sale or transfer to another corporation of all or substantially all the assets of the Company; or

(d) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company,

then, and in any one or more of such cases, the Company shall give written notice to the Holders, as promptly as practicable, but in any event at least ten days prior to the applicable record date (or determination date) mentioned below, a notice containing a brief description of the proposed action and stating, to the extent such information is available: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or, if a record is not to be taken, the date as of which the holders of Common Stock to be entitled to such dividend, distribution or right are to be determined; (ii) the date on such sale is to occur; or (iii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their shares of Common Stock for shares of stock, securities or other assets deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. The failure to give notice required by this paragraph 4 shall not affect the legality or validity of any transaction described in clauses (a) through (e) above or the vote on any such action.

5. Reservation of Common Stock. The Company covenants and agrees that all shares of capital stock of the Company that may be issued upon the exercise of the Warrants will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges. The Company further covenants and agrees that during the period within which the Warrants may be exercised, the Company will at all times reserve such number of shares of its capital stock, free from preemptive rights, as may be sufficient to permit the exercise in full of all of the Warrants.

6. Rights of the Holder. The Holder shall be deemed the owner of this Warrant Certificate and of the Warrants evidenced hereby for all purposes. The Holder shall not be entitled to any rights whatsoever as a shareholder of the Company except as herein provided.

7. Transfer of Warrants and Loss of Warrant Certificate. The Holder acknowledges that there are substantial restrictions on the transferability of the Warrants and the Warrant Shares. Because such securities will not be, and the Holder has no right to require that they be, registered under the Securities Act, the Holder agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any such securities unless such sale is exempt from such registration under the Securities Act and applicable state securities laws. The Holder further acknowledges that the Company is under no obligation to aid it in obtaining any exemption from any registration requirements imposed by applicable law and that such securities may not be sold without the express consent of the Company. The Holder also acknowledges that it shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

A legend in substantially the following form has been or will be placed on all Warrant Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

Stop transfer instructions will be placed with respect to the Warrant Shares so as to restrict the sale, transfer, assignment, pledge, hypothecation or other disposition thereof in order to enforce the provisions of this Section 7.

Any transfer permitted hereunder shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the Holder, at the principal executive office of the Company referred to in paragraph 1. Upon a transfer of the Warrants, the Company shall issue in the name or names specified by the Holder and, in the event of a partial transfer, in the name of the Holder, a new Warrant Certificate or new Warrant Certificates, in the form of this Warrant Certificate, evidencing the number of Warrants and the right to purchase the number of Warrant Shares as shall be equal to the number of Warrants then evidenced hereby and the Warrant Shares then purchasable hereunder.

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and such security or indemnity as may be required by the Company to save it harmless, the Company will issue a new Warrant Certificate in the name of the Holder in the form of this Warrant Certificate evidencing the right to purchase the number of Warrant Shares as shall be equal to the Warrant Shares then purchasable hereunder.

The Holder and each taker and holder of a new Warrant Certificate evidencing any Warrants evidenced hereby, by taking or holding the same, consents to and agrees to be bound by the provisions of this paragraph 7 and shall be entitled to the benefits of this paragraph 7.

8. Notices. All notices and other communications hereunder to the Holder shall be in writing and shall be deemed to have been duly given if delivered, mailed by certified mail, overnight courier, personal delivery or by telefax (if confirmed by regular first class mail) to the Holder at his address as it appears on the books and records of the Company.

9. Governing Law. This Warrant Certificate shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, NORTH AMERICAN OIL AND GAS CORP. has caused this Warrant Certificate to be signed by a duly authorized officer.

Dated: March 28, 2014		NORTH AMERICAN OIL AND GAS CORP.

By:
Name: Linda Gassaway
Title: Chief Financial Officer

FORM OF EXERCISE
(To be executed by the registered holder hereof)

The undersigned hereby exercises Warrants defined in and evidenced by the foregoing Warrant Certificate to purchase shares of Common Stock (as defined in the foregoing Warrant Certificate) and herewith makes payment of the purchase price in full. Kindly issue certificates for the shares of Common Stock in accordance with the instructions given below. If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate in the form of the foregoing Warrant Certificate evidencing the Warrants not so exercised be issued and registered in the name of and delivered to the undersigned.

Dated:	EXHIBIT Signature

Print Name

Instructions for Registration of Stock

Name (please print):

Social Security or Other Identifying Number:

Address: